EXHIBIT 17

March 4, 2006



Board of Directors
GeneThera, Inc.
3930 Youngfield Street
Wheat Ridge, CO  80033

This is to confirm that the client-auditor relationship between GeneThera, Inc. (SEC File No. 000-27237) and Kantor, Geisler & Oppenheimer, PA has ceased.

Very truly yours,

KANTOR, GEISLER & OPPENHEIMER, PA

CC:      Office of the Chief Accountant -
         SECPS Letter File
         Mail Stop 1103
         Securities and Exchange Commission
         450 5th Street, N.W.
         Washington, DC  20549